Customers Bancorp Expects to Report Continued Margin Expansion
and Stable Operating Metrics for Q1 2020
Chairman & CEO Discusses Current Environment with Some Investors
Wyomissing, PA – March 11, 2020 – Speaking with some investors after the close of market on Tuesday, March 10, 2020, Customers Bancorp, Inc. Chairman & CEO Jay Sidhu disclosed the following:
•Despite the March 3 Federal Reserve Bank emergency rate cut of 50 basis points, and the significant flattening of the yield curve, Customers Bancorp, Inc. (“Customers”) continues to expect to report net interest margin expansion in first quarter 2020 (“Q1 2020”).
•These results are being achieved through diligent liability management, lowering the cost of funding to offset the decline in asset yields. “We expect about 40% of our loans to reprice downward this quarter. We are making every effort to mitigate this impact by lowering our funding costs in line with decreasing market rates,” stated Sidhu.
•Customers is proactively reaching out to its clients to assist them with any unexpected challenges from this current “black swan” event. “We are laser focused on maintaining our credit quality equal to or better than peer averages,” said Sidhu.
•Customers Bank expects its mortgage warehouse business to be very strong in this rate environment, positively contributing to net interest income and fee income.
•“We recognize the increased probability of an economic slowdown and are tempering consumer loan growth accordingly. We have seen no change in the performance of our existing consumer loan book; our average FICO at origination is nearly 750 with no sub-prime loans. We expect that in a lower interest rate environment, this portfolio will have a shorter life, substantially paying off within two to three years. We are also taking into consideration COVID 19 and the uncertain economic environment in our CECL modeling assumptions and expect to reserve conservatively for this portfolio,” commented Sidhu.
•We do not have any material exposure in energy, transportation, or entertainment sectors. Our exposure in hotels is only about 5% of our loans with concentration in well-established brands and strong borrowers.
•Looking ahead, Sidhu stated that Customers expects minimal impact on Q1 2020 earnings per share and believes that even if the Federal Reserve Bank lowers interest rates further by 1.0% and the yield curve remains flat to negative, its 2020 core earnings guidance of $3 per share may be impacted by approximately 5% to 10%.
Institutional Background
Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank. Customers Bank is a community-based, full-service bank with assets of approximately $11.5 billion at December 31, 2019. A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, Illinois, Washington, D.C., New York, Rhode Island, Massachusetts, New Hampshire and New Jersey. Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of industry-leading technology to provide customers better access to their money, as well as Concierge Banking® by appointment at customers’ homes or offices 12 hours a day, seven days a week. Customers Bank offers a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers. Customers Bancorp, Inc.’s voting common shares are listed on the New York Stock Exchange under the symbol CUBI.  Additional information about Customers Bancorp, Inc. can be found on the Company’s website, www.customersbank.com.
 “Safe Harbor” Statement
In addition to historical information, this press release may contain ”forward-looking statements” within the meaning of the ”safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words ”may,” ”could,” ”should,” ”pro forma,” ”looking forward,” ”would,” ”believe,” ”expect,” ”anticipate,” ”estimate,” ”intend,” ”plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. In addition, important factors relating to the acquisition of the Disbursements business, the combination of Customers’ BankMobile business with the acquired Disbursements business, the implementation of Customers Bancorp, Inc.’s strategy to retain BankMobile for 2-3 years as announced in October 2018, the possibility that the expected benefits of retaining BankMobile for 2-3 years may not be achieved, or the possible effects on Customers’ results of operations if BankMobile is never divested could cause Customers Bancorp’s actual results to differ from those in the forward-looking statements. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2019, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.